Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-207255) pertaining to 13,067,382 shares of common stock;

2)	Registration Statement (Form S-8 No. 333-214965) pertaining to the 2009 Omnibus Incentive Compensation Plan;

3)	Registration Statement (Form S-8 No. 333-207233) pertaining to the 2009 Omnibus Incentive Compensation Plan and the 2015 Incentive Compensation Plan;

4)	Registration Statement (Form S-8 No. 333-202648) pertaining to the 2009 Omnibus Incentive Compensation Plan and the 2015 Incentive Compensation Plan;

5)	Registration Statement (Form S-8 No. 333-190878) pertaining to the Amended and Restated 2000 Employee Stock Purchase Plan;

6)	Registration Statement (Form S-8 No. 333-190879) pertaining to the 2009 Omnibus Incentive Compensation Plan;

7)	Registration Statement (Form S-8 No. 333-176490) pertaining to the Amended and Restated 2000 Employee Stock Purchase Plan;

8)	Registration Statement (Form S-8 No. 333-176489) pertaining to the 2009 Omnibus Incentive Compensation Plan;

9)	Registration Statement (Form S-8 No. 333-163033) pertaining to the 2009 Omnibus Incentive Compensation Plan;

10)	Registration Statement (Form S-8 No. 333-163032) pertaining to the Amended and Restated 2000 Employee Stock Purchase Plan;

11)	Registration Statement (Form S-8 No. 333-159287) pertaining to the Amended and Restated 2000 Employee Stock Purchase Plan;

12)	Registration Statement (Form S-8 No. 333-145482) pertaining to the Amended and Restated 2000 Stock Incentive Plan and the Amended and Restated 2000 Employee Stock Purchase Plan;

13)	Registration Statement (Form S-8 No. 333-139730) pertaining to the Amended and Restated 2000 Stock Incentive Plan and the Amended and Restated 2000 Employee Stock Purchase Plan; and

14)
Registration Statement (Form S-8 No. 333-53692) pertaining to the Amended and Restated 2000 Stock Incentive Plan, the Amended and Restated 2000 Employee Stock Purchase Plan and the Amended and Restated 1997 Employee Stock Option Plan;

of our reports dated March 31, 2017, with respect to the consolidated financial statements and schedule of Inseego Corp. and the effectiveness of internal control over financial reporting of Inseego Corp., included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ MAYER HOFFMAN MCCANN P.C.
San Diego, California
March 31, 2017